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                                                                     Exhibit 4.4

                          SECOND SUPPLEMENTAL INDENTURE

          This Second Supplemental Indenture (this "SUPPLEMENTAL INDENTURE"), dated as of May 2, 2001, by and among M-Foods Dairy, LLC and M-Foods Dairy TXCT, LLC (each a "GUARANTEEING SUBSIDIARY" and, collectively, the "GUARANTEEING SUBSIDIARIES" ), each of which is an indirect subsidiary of Michael Foods, Inc., a Minnesota corporation (the "COMPANY"), the Company and BNY Midwest Trust Company, as trustee under the Indenture referred to below (the "TRUSTEE").

                                W I T N E S E T H

          WHEREAS, Michael Foods Acquisition Corp. ("ACQUISITION") has heretofore executed and delivered to the Trustee an indenture (the "INDENTURE"), dated as of March 27, 2001 providing for the issuance of an aggregate principal amount of up to $300 million of 11 3/4% Senior Subordinated Notes due 2011 (the "NOTES");

          WHEREAS, Section 4.18 of the Indenture provides that, if the Company creates or acquires another Domestic Subsidiary on or after the Merger Date, then the newly created or acquired Domestic Subsidiary must become a Guarantor and execute a supplemental indenture within 20 Business Days of the date it was acquired or created pursuant to which such Guarantor shall unconditionally guarantee all of the Company's obligations under the Notes and the Indenture on the terms and conditions set forth herein and in the Indenture;

          WHEREAS, on April 10, 2001, in connection with the consummation of the Merger and the transfer of certain assets of certain of the Domestic Subsidiaries of the Company to the Guaranteeing Subsidiaries, the Company acquired the Guaranteeing Subsidiaries; and

          WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

          NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

          1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

          2. AGREEMENT TO GUARANTEE. Each of the Guaranteeing Subsidiaries hereby agrees to become subject to the terms of the Indenture as a Guarantor.

          3. INCORPORATION OF TERMS OF INDENTURE. The obligations of the Guaranteeing Subsidiaries under the Note Guarantees shall be governed in all respects by the terms of the Indenture and shall constitute a Note Guarantee thereunder. Each of the Guaranteeing Subsidiaries shall be bound by the terms of the Indenture as they relate to the Note Guarantees.

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          4.   NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator, stockholder or agent of the Guaranteeing Subsidiary, as such, shall have any liability for any obligations of the Company or any Guaranteeing Subsidiary under the Notes, any Note Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

          5. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SECOND SUPPLEMENTAL INDENTURE BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

          6. COUNTERPARTS. The parties may sign any number of copies of this Second Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

          7. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

          8. TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Second Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiaries and the Company.

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         IN WITNESS WHEREOF, the parties hereto have caused this Second
Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated: May 2, 2001

                              MICHAEL FOODS, INC.

                              By:
                                   ---------------------------------------
                                   Name:
                                   Title:


                              M-FOODS DAIRY, LLC

                              By:
                                   ---------------------------------------
                                   Name:
                                   Title:


                              M-FOODS DAIRY TXCT, LLC

                              By:
                                   ---------------------------------------
                                   Name:
                                   Title:


                              BNY MIDWEST TRUST COMPANY, AS TRUSTEE

                              By:
                                   ---------------------------------------
                                   Name:
                                   Title: